Exhibit 10.1


                              EMPLOYMENT AGREEMENT
                              --------------------

         EMPLOYMENT AGREEMENT made this 25th day of January, 2005, by and between ELIZABETH FARRELL LONGTON, an individual residing at 30 Old Short Hills Road, Milburn, New Jersey 07041 ("Employee") and THE SAGEMARK COMPANIES LTD., a New York corporation with its principal offices at 1285 Avenue of the Americas, 35th Floor, New York, New York 10019 (the "Company").

                              W I T N E S S E T H :
                              ---------------------

         WHEREAS, the Company is principally engaged in establishing, developing, owning, administering and operating positron emission tomography outpatient medical diagnostic imaging facilities (the "PET Centers") throughout the United States through one or more of its subsidiaries; and

         WHEREAS, the Company desires to engage the services of Employee as its Vice-President of Operations pursuant to the terms of a written employment agreement; and

         WHEREAS, Employee is willing to accept such employment and enter into such agreement, all on and subject to the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the receipt and sufficiency of which are hereby unconditionally acknowledged, the parties hereto do hereby agree as follows:

         1. Employment. During the Term (hereinafter defined) of this Agreement, the Company hereby employs Employee as its Vice-President of Operations, and Employee hereby agrees to accept such employment, upon and subject to the terms and conditions set forth in this Agreement.

         2.       Employee's Duties and Responsibilities.

                  2.1. Employee will perform all of the services customarily associated with the position of Vice-President of Operations during the Term of this Agreement, subject to the policies and job description established by the Board of Directors of the Company or the Chief Executive Officer of the Company. Such services will include, but not be limited to, providing all start-up and continuing operations and management, supervisory services for each of the Company's present and future PET Centers, developing, implementing and supervising all aspects of marketing plans, programs and strategies for the Company and each of the Company's present and future PET Centers, including developing organizational structures and policies for purposes of increasing patient volumes and maximizing insurance reimbursement for the services offered by such PET Centers, the selection and training of all administrative, marketing and operational personnel engaged by the Company for each of its PET Centers, including recommending such personnel for employment at each of such PET Centers, meeting with physicians and strategic partners of each of the Company's PET Centers, when necessary, assistance with reimbursement and billing and collection matters and procedures with respect to the Company's PET Centers, assisting with the design, licensing and accreditation of each of the Company's PET Centers, and all other services reasonably relating to the foregoing activities. Employee also hereby agrees to perform such other services and assume such other responsibilities consistent with such positions and job description as the Board of Directors of the Company and/or the Chief Executive Officer may reasonably request of her from time to time during the Term hereof, including providing some or all of the aforementioned services to one or more of the Company's subsidiaries or affiliates (including Premier P.E.T. Imaging International, Inc.). Employee shall report to the Company's Chief Executive Officer with respect to the performance of her services hereunder.

                  2.2. Employee agrees to devote all of her business time, attention and energy to the performance of her services under this Agreement during the Term hereof and shall perform such services diligently, in good faith and in a manner consistent with the best interests of the Company. Employee further agrees to use her best efforts at all times during the Term hereof to preserve, protect, enhance, and maintain the trade, business and goodwill of the Company and its subsidiaries.

                  2.3. Employee shall perform her services wherever her services are reasonably required. Employee acknowledges that she will be required to travel to various locations throughout the United States in performing her duties and responsibilities under this Agreement. Employee will not be required to relocate her current residence at any time during the Term hereof.

                  2.4. During the Term of this Agreement, Employee shall provide the Company with notice of all proposed transactions or opportunities that may be brought to her attention or otherwise introduced to her in the health care field, including the positron emission tomography field, promptly after the Employee's knowledge or receipt of notice thereof and the Company shall have the exclusive right as between the Company and Employee to take advantage or otherwise act upon any of such proposed transactions or opportunities.

         3. Compensation. In consideration of the performance of Employee's services under this Agreement during the Term hereof, the Company shall pay Employee the following compensation:

                  3.1. An annual base salary of One Hundred Forty Thousand Dollars ($140,000) during each year of the Term hereof (the "Base Salary"), such salary to be paid to Employee in two equal monthly installments on the fifteenth and last day of each month during the Term hereof (less all applicable withholding and other payroll tax deductions).

                  3.2. The Company shall also issue to Employee, in further consideration of the performance of the services to be rendered by Employee under this Agreement, a five year qualified incentive stock option to purchase up to Thirty-Five Thousand (35,000) shares of the common stock of the Company at a per share exercise price equal to the closing price of the publicly traded shares of the common stock of the Company on the date hereof (the "Option"). The shares underlying the Option will be subject to vesting and, accordingly, the Option will provide that Employee shall be entitled to exercise the Option to the extent of Seventeen Thousand Five Hundred (17,500) shares on the last day of each of the first two years of the Term hereof (i.e., all 35,000 shares will be fully vested at the end of the first two years of the five year term of the Option), provided that Employee is then in the employ of the Company.

                  3.3. The Company shall also pay to Employee, a monthly automobile allowance of $450, plus tolls, such payments to be made to Employee on the first day of each month during the Term hereof.

                  3.4. The Company shall, in addition to the Base Salary and the Option and the automobile allowance, reimburse Employee for all ordinary and necessary out-of-pocket expenses incurred by her in the performance of her services under this Agreement, subject to compliance with the Company's policies and procedures in effect from time to time with respect thereto and upon receipt by the Company of invoices or other documentation in support thereof. Such expenses for which Employee shall be entitled to reimbursement shall include, but not be limited to, authorized business travel, entertainment and lodging expenses.

                  3.5. As incentive compensation to Employee for her services hereunder, Employee shall be entitled to receive, (i) on the date during the Term hereof that each of the Company's future PET Centers (other than the Company's PET Center in East Setauket, New York) commences its operations (i.e., performs a positron emission tomography imaging scan on a patient for compensation), a bonus payment of Five Thousand Dollars ($5,000), and (ii) on the date that each of such PET Centers achieves positive cash flow, an additional bonus payment of Five Thousand Dollars ($5,000) and a warrant to purchase Five Thousand (5,000) shares of the Company's common stock during a period of five (5) years at an exercise price equal to the closing price of the Company's publicly traded shares of common stock on the date of issuance of such warrant (each such warrant will be fully vested and immediately exercisable on the date of issuance). In addition, Employee shall be entitled to receive any such additional bonus or incentive compensation as may be determined by the Company's Board of Directors or its Chief Executive Officer.

         4.       Employee Benefits.

                  4.1. Employee shall be entitled to five weeks of paid vacation during each year of the Term hereof (except that, during each of the first two years of the Term hereof, Employee will take three weeks of paid vacation and the Company will pay Employee for an additional two weeks of vacation even though Employee will work for the Company during such period and be paid for such three weeks). At least one of the three weeks of vacation will be taken by Employee in single, non-consecutive days. Employee hereby agrees that she will schedule such vacations upon reasonable advance notice to the Company so as to avoid conflicts with any of its material activities.

                  4.2. Employee shall be entitled to participate in all benefit programs established by the Company during the Term hereof for its employees, including, without limitation, any retirement, pension, profit sharing, insurance, hospitalization, disability or other employee benefit plan of any type (including, without limitation, any incentive, profit sharing, bonus or stock option plan) which may hereafter be adopted by the Company for its employees, it being understood that such entitlements are exclusive of any of such fringe benefits that may be provided to any other employee or executive of the Company pursuant to a separate employment agreement or arrangement between the Company and any such employee or executive.

         5.       Term.

                  5.1. The term of this Agreement shall commence on the date of the execution of this Agreement and shall expire on January 31, 2008, subject to earlier termination as hereinafter provided in Paragraph 5.2 hereof (the "Term"). Notwithstanding the foregoing, the Term of this Agreement shall be automatically renewed for successive one year periods on January 31, 2008, or on the last day of any twelve month renewal period thereafter (in each case, the "Expiration Date"), unless either party hereto gives to the other a notice of intent to terminate this Agreement on the Expiration Date, which notice must be given at least 180 days prior to the Expiration Date. If this Agreement is not renewed, as aforesaid, the Company shall pay to Employee in a lump sum on the Expiration Date an amount equal to six months of Employee's Base Salary.

                  5.2. Pursuant to the provisions of Paragraph 3.1 above, the Term of this Agreement shall terminate on the earlier to occur of any of the following events:

                           (a)      The death of Employee; or

                           (b)      The Disability (as defined below) of
Employee. For purposes hereof, the term "Disability" shall mean a determination by a physician designated by the Company that Employee suffers from any illness or other physical or mental impairment that prevents or prevented Employee from performing a material portion of Employee's duties for a period of sixty (60) consecutive days in any twelve month period during the Term hereof or for a total of one hundred twenty (120) days (whether or not consecutive) during the Term hereof; or

                           (c)      The failure and/or refusal of Employee to
perform any material duties or responsibilities of her position and/or her services or other material obligations under this Agreement and/or any breach of any representation, warranty or covenant of Employee under this Agreement, provided that Employee is given notice of such breach by the Company and fails to cure any such breach within thirty (30) days after such notice; or

                           (d)      A conviction of Employee for a felony or
other crime including, without limitation, embezzlement, fraud or misappropriation of funds; or

                           (e)      Employee's willful malfeasance or fraud in
connection with Employee's employment hereunder; or

                           (f)      By the Company upon a Change of Control (as
defined herein). For purposes hereof, the term "Change of Control" shall mean the sale by the Company or Premier P.E.T. Imaging International, Inc., the Company's wholly owned subsidiary, of 50% or more of the outstanding capital stock of either of them or the sale by either of them of all or substantially all of their assets; or

                           (g)      The delivery of notice to the Company by
Employee of the termination of this Agreement for any breach or default by the Company of any of its representations, warranties, obligations or covenants under this Agreement; provided that any such breach or default is not cured within thirty (30) days after the Company's receipt of such notice from Employee; or

                           (h)      The delivery of notice to Employee by the
Company terminating this Agreement, without cause.

                  5.3. Upon any termination of this Agreement pursuant to this Section (other than a termination under Sections 5.2(d) or 5.2(e) hereof), the Company shall pay to Employee any unpaid Base Salary, automobile allowance, and incentive compensation which are accrued and unpaid through the effective date of any such termination, any benefits, if any, owed to Employee under any plan or benefit program provided for pursuant to Section 4 hereof which is in effect on the date of such termination and any severance compensation which is expressly provided for under any of the provisions of this Agreement. Except as provided herein, the Company shall have no further obligations or liabilities hereunder.

                  5.4. In the event that this Agreement is terminated pursuant to Sections 5.2(f) or 5.2(h), the Company shall pay to Employee severance compensation in an amount equal to twelve (12) months of Employee's Base Salary, which severance compensation shall be paid in a lump sum on the effective date of any such termination.

         6. Confidentiality and Non-Disclosure Covenant. During the Term of this Agreement, Employee hereby acknowledges that she will obtain and be entrusted with unpublished and material confidential and proprietary information relating to the Company's present and proposed business and operations including, without limitation, financial information relating to the Company's present and proposed business and operations, the cost and pricing of the Company's services, proposed acquisitions of the Company, and the terms of all material agreements to which the Company is a party. All of such information that may be obtained by Employee shall, for purposes hereof, be referred to herein as "Confidential Information". Employee hereby agrees that, unless the Confidential Information becomes publicly known through legitimate origin not involving any improper act or omission of Employee, neither she, nor any entity or person owned or controlled directly or indirectly by her, shall, during the Term of this Agreement or thereafter, use for her own benefit or for the benefit of others for any purpose or in any manner whatsoever, divulge to any person, firm, corporation or other entity or otherwise publish or disclose any Confidential Information (except as necessary in connection with the performance of Employee's services under this Agreement). Notwithstanding the foregoing, Employee shall not be in breach of this covenant with respect to any use or disclosure of any Confidential Information by her which is or becomes available in the public domain or is required to be disclosed as a result of any legal process served upon her in any judicial or administrative proceeding or was obtained by Employee from a third party without such third party's breach of agreement or obligation of trust. For purposes hereof (and for Section 7 hereof), the term "Company" shall include both the Company and its subsidiaries and affiliated entities.

         7.       Non-Competition; Non-Solicitation.

                  7.1. Employee acknowledges and recognizes the highly competitive nature of the business and proposed business of the Company and hereby agrees that, during the Term hereof and for a period of one year after the expiration or any earlier termination of the Term of this Agreement (such period to be referred to hereinafter as the "Applicable Period"), she will not, directly or indirectly, on her own behalf or in the service of or on behalf of others, whether as an officer, director, stockholder, partner, trustee, principal, employee, consultant, agent, or owner of any capital stock, partnership interest or other interest in any corporation, partnership or other entity, or in any other capacity, own an interest in, perform any services or conduct any activity for or on behalf of any entity which is engaged in the ownership, operation, licensing, joint venture or similar arrangement, or management of a medical diagnostic positron emission tomography imaging facility which is located or provides services to customers within an area consisting of the greater of a twenty (20) mile radius of any PET Center which is owned and/or operated, in whole or in part, by the Company (for these purposes to include any parent, subsidiary or affiliate thereof) (a "Facility") or in any county in which there is a Facility (a "Precluded Business Activity"). Employee acknowledges that, due to the nature of the Company's business, it is essential to provide for as broad a geographical limitation as possible with respect to the aforementioned covenant inasmuch as the Company will make substantial capital investments and commitments for each of its aforementioned PET Centers. Without limiting the generality of the foregoing, it is expressly understood and agreed that although Employee and the Company consider the restrictions contained in this Section 7.1 to be reasonable, the Employee agrees that in the event it is finally judicially determined by a court of competent jurisdiction that the specified time period or geographical area or scope of the foregoing restriction is unreasonable, arbitrary, or against public policy, contrary to law, invalid and unenforceable, the remaining provisions of this Agreement (including the remaining provisions of this Section) shall not be rendered void, shall not be affected thereby and shall remain in full force and effect and the provisions hereof which are the subject of any such judicial determination shall be deemed amended to apply to any such lesser time period, geographical area, or scope which is judicially determined or indicated to be reasonable, non-arbitrary and not violative of public policy, not contrary to law, invalid and/or unenforceable and such provisions, as modified, may be enforced by the Company against the Employee in accordance with the terms hereof. Notwithstanding the foregoing, nothing contained in this Section is intended to nor shall preclude the ownership by Employee of not more than one (1%) percent of the outstanding securities of any publicly owned corporation or other entity engaged in a Precluded Business Activity, provided that such ownership is solely for investment purposes and is not coupled with any working relationship between Employee and such corporation or entity.

                  7.2. Employee will not, at any time during the Term hereof, or within three (3) years after the Expiration Date, directly or indirectly, (i) solicit the business of any client or customer of the Company for purposes of utilizing positron emission tomography procedures or services, or (ii) solicit, interfere with, or endeavor either to cause any employee, agent, customer or supplier of the Company to leave his or her employment with the Company, or terminate its relationship with the Company, or (iii) induce or attempt to induce any such employee, agent, customer or supplier to breach any employment agreement or other agreement or arrangement that such employee, agent, customer or supplier may have with the Company.

                  7.3.      Employee hereby acknowledges that the provisions of
Section 6 and of this Section 7 are necessary for the protection of the Company's business and goodwill and are considered by Employee to be fair and reasonable. Employee further acknowledges that she has fully and carefully reviewed, considered and understands all of the restrictions imposed upon her under Section 6 and this Section 7. Accordingly, Employee hereby acknowledges and agrees that in the event of any actual or threatened breach of the provisions of Section 6 and/or this Section 7, there will be no adequate remedy at law for any such breach or threatened breach and that any such breach or threatened breach may cause irreparable harm to the Company and, therefore, Employee hereby consents in any such instance to the granting of injunctive or other equitable relief to the Company, as a non-exclusive remedy, in any Federal or state court located in New York County, New York or any other court of competent jurisdiction selected by the Company, without the necessity of showing any actual damage or that monetary damages would not provide an adequate remedy at a law or posting a bond thereof. Furthermore, the parties hereto acknowledge and agree that the provisions of Sections 6 and 7 of this Agreement shall survive the termination or expiration of this Agreement.

         8. Representations and Warranties. The Company and Employee hereby represent and warrant to each other as follows:

                  8.1. All action on the part of the Company and Employee necessary for the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, has been taken and this Agreement constitutes a valid and legally binding obligation of the Company and Employee, as applicable, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium, or other laws affecting generally the enforcement of creditors' rights and by general principles of equity.

                  8.2. The authorization, execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, will not result in any violation or be in conflict with or constitute, with or without the passage of time and giving of notice, a default under any provision of any instrument, judgment, order, writ, decree or agreement to which the Company or Employee, as applicable, is a party or by which it or she is bound.

                  8.3. There is no action, suit, proceeding, or investigation pending, or to the knowledge of the Company or Employee, as applicable, currently threatened against the Company or Employee, as applicable, in any way relating to the validity of this Agreement or the right of the Company or Employee, as applicable, to enter into or to consummate this Agreement and/or perform and/or comply with their respective services and obligations hereunder.

         9.       Miscellaneous.

                  9.1. This Agreement constitutes the sole and entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, representations, warranties, statements, promises, arrangements and understandings, whether oral or written, express or implied, between the parties hereto with respect to the subject matter hereof. This Agreement may not be changed or modified except by an instrument in writing signed by the party to be bound thereby.

                  9.2. All notices, consents, requests, demands and other communications required or permitted to be given under this Agreement shall be in writing and delivered personally, receipt acknowledged, or mailed by registered or certified mail, postage prepaid, return receipt requested, addressed to the parties hereto as follows (or to such other address and/or to such other persons as either of the parties hereto shall specify by notice given in accordance with this provision):

                           (a)      If to the Company:

                                    The Sagemark Companies Ltd.
                                    1285 Avenue of the Americas, 35th Floor
                                    New York, New York 10019
                                    Attn: Mr. Theodore B. Shapiro, Chief
                                          Executive Officer

                                    with a copy to:

                                    Robert L. Blessey, Esq.
                                    51 Lyon Ridge Road
                                    Katonah, New York 10536

                           (b)      If to Employee:

                                    Elizabeth Farrell Longton
                                    30 Old Short Hills Road
                                    Milburn, New Jersey 07041

         Except as otherwise expressly provided elsewhere in this Agreement, all such notices, consents, requests, demands and other communications shall be deemed given when personally delivered as aforesaid, or, if mailed as aforesaid, on the third business day after the mailing thereof or on the day actually received, if earlier, except for a notice of a change of address which shall be effective only upon receipt.

                  9.3. Neither party hereto may assign this Agreement or their respective rights, benefits or obligations hereunder without the written consent of the other party hereto. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, personal representatives, administrators, executors and permitted assigns. Nothing contained herein is intended to confer upon any person or entity, other than the parties hereto, and their respective successors, heirs, personal representatives, administrators, executors or permitted assigns, any rights, benefits, obligations, remedies or liabilities under or by reason of this Agreement.

                  9.4. No waiver of this Agreement shall be effective unless in writing and signed by the party to be bound thereby. The waiver by either party hereto of a breach of any provision of this Agreement, or of any representation, warranty, or covenant in this Agreement by the other party hereto, shall not be construed as a waiver of any subsequent breach or of any other provision, representation, warranty, or covenant of such other party, unless the instrument of waiver expressly so provides.

                  9.5. This Agreement shall be governed by and construed in accordance with the laws of the State of New York with respect to contracts made and to be fully performed therein, without regard to the conflicts of laws principles thereof and shall be enforced solely in the Federal and state courts located in the City, County and State of New York (or any other court of competent jurisdiction selected by the Company). By her execution hereof, Employee hereby consents and irrevocably submits to the in personam jurisdiction of such Federal and state courts (or such other courts of competent jurisdiction selected by the Company) and agrees that any process in any action commenced in any such court under this Agreement may be served upon her personally, by certified or registered mail, return receipt requested, or by Federal Express or other courier service, with the same full force and effect as if personally served upon her in New York City (or in any such other city and/or county where any such other courts are located). Each of the parties hereto hereby waives any claim that the jurisdiction of any such court is not a convenient forum for any such action and any defense of lack of in personam jurisdiction with respect thereto.

                  9.6. Employee hereby agrees that, at any time and from time to time during the Term hereof, upon the reasonable request of the Company, she will do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, such further acts, deeds, assignments, transfers, conveyances and assurances as may be reasonably required to more effectively consummate this Agreement and the transactions contemplated thereby or to confirm or otherwise effectuate the provisions of this Agreement.

                  9.7. If any term or provision of this Agreement, or the application thereof to any person or circumstance, is finally determined by a court or arbitration tribunal to any extent to be illegal, invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held illegal, invalid or unenforceable, shall not be affected thereby and each term and provision of this Agreement shall be valid and shall be enforced to the fullest extent permitted hereunder and by law.

                  9.8. Employee acknowledges that she is entering into this Agreement of her own free will and accord, and with no duress, and Employee represents that she has been fully advised by competent counsel in entering into this Agreement, that Employee has read this Agreement, and that Employee understands this Agreement and its legal consequences. No parole or other evidence may be admitted to alter, modify or construe this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the year and date first above written.

                                           THE SAGEMARK COMPANIES LTD.

                                           /s/ THEODORE B. SHAPIRO
                                           -------------------------------------
                                           President and Chief Executive Officer

                                           /s/ ELIZABETH FARRELL LONGTON
                                           -------------------------------------
                                           Elizabeth Farrell Longton